                                                                   EXHIBIT 10.37

                                    GUARANTY

            THIS GUARANTY ("GUARANTY") made as of December 31, 2004, by ALTERRA HEALTHCARE CORPORATION ("ALTERRA") and AHC PURCHASER HOLDING, INC. ("HOLDING"), each a Delaware corporation, to and for the benefit of MERRILL LYNCH CAPITAL, a Division of Merrill Lynch Business Financial Services Inc., a Delaware corporation, its successors and assigns ("LENDER"). Each of Alterra and Holding is referred to herein as a "GUARANTOR" and collectively as the "GUARANTORS".

                                    RECITALS

            A. On or about the date hereof, AHC PURCHASER, INC., a Delaware corporation ("BORROWER") and Lender entered into that certain Loan Agreement ("LOAN AGREEMENT") whereby Lender agreed to make a loan (the "LOAN") available to Borrower in the maximum aggregate principal amount at any time outstanding not to exceed the sum of SIXTY-TWO MILLION FIVE HUNDRED THOUSAND and No/100ths Dollars ($62,500,000.00), to refinance the Projects. Capitalized terms used and not otherwise defined herein shall have the meanings given to them in the Loan Agreement.

            B. In connection with the Loan, Borrower has executed and delivered that certain Promissory Note and Consolidated, Amended and Restated Promissory Note (the "NOTE") in favor of Lender of even date herewith in the maximum aggregate principal amount of the Loan, payment of which is evidenced and secured by, among other things, (i) those certain Mortgages, Assignments of Leases and Rents, Security Agreements and Fixture Filings (or documents of similar title) of even date herewith made by Borrower in favor of Lender (each a "MORTGAGE" and collectively the "MORTGAGES") against the Projects, (ii) a pledge of stock in Borrower (the "PLEDGE"), and (iii) the other Loan Documents.

            C. Guarantors will derive material financial benefit from the Loan evidenced and secured by the Note, the Mortgages, the Pledge and the other Loan Documents.

            D. Lender has relied on the statements and agreements contained herein in agreeing to make the Loan. The execution and delivery of this Guaranty by Guarantors is a condition precedent to the making of the Loan by Lender.

                                   AGREEMENTS

            NOW, THEREFORE, intending to be legally bound, each Guarantor, in consideration of the matters described in the foregoing Recitals, which Recitals are incorporated herein and made a part hereof, and for other good and valuable consideration the receipt and sufficiency of which are acknowledged, hereby covenants and agrees for the benefit of Lender and its successors, indorsees, transferees, participants and assigns as follows:

      1. Each Guarantor absolutely, unconditionally and irrevocably guarantees:

            (a) the full and prompt payment of the principal of and interest on the Note when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter, and the full and prompt payment of all sums which may now be or may hereafter become due and owing under the Note, the Loan Agreement and the other Loan Documents;

            (b) the prompt, full and complete performance of all of Borrower's obligations under each and every covenant contained in the Loan Documents; and

            (c) the full and prompt payment of any Enforcement Costs (as hereinafter defined in Section 7 hereof).

            All amounts due, debts, liabilities and payment obligations described in subsections (a), (b) and (c) of this Section 1 shall be hereinafter collectively referred to as the "INDEBTEDNESS." All payments under this Guaranty must be made in lawful money of the United States of America and in current funds. Any amount received by the Lender from any collateral or security for the Loan Documents may be applied by it towards any sums due under or in respect of the Loan Documents, in such order of application as is provided for under the applicable Loan Documents, or if not so provided for, then in such order as the Lender may from time to time elect in its sole discretion. Subject to the preceding sentence, the Lender shall have the right to determine how, when and what application of payments and credits, whether derived from the Borrower or any other source, shall be made on the amounts due Lender under the Loan Documents. Without limiting any of the foregoing, each Guarantor acknowledges and agrees it is an Environmental Indemnitor (as defined in the Loan Agreement) and agrees to be liable under (and in accordance with) the provisions of Article 6 of the Loan Agreement for all liabilities and performance obligations of an Environmental Indemnitor thereunder.

      2. In the event of any default by Borrower in the payment of the Indebtedness, after the expiration of any applicable cure or grace period, Guarantors agree, on demand by Lender or any holder of the Note (which demand may be made concurrently with notice to Borrower that Borrower is in default of its obligations), to pay the Indebtedness regardless of any defense (other than indefeasible payment in full of the Indebtedness), right of set-off or claims which Borrower or any Guarantor may have against Lender or the holder of the Note. All of the remedies set forth herein and/or provided for in any of the other Loan Documents or at law or equity shall be equally available to Lender, and the choice by Lender of one such alternative over another shall not be subject to question or challenge by Guarantors or any other person, nor shall any such choice be asserted as a defense, setoff, recoupment or failure to mitigate damages in any action, proceeding, or counteraction by Lender to recover or seeking any other remedy under this Guaranty, nor shall such choice preclude Lender from subsequently electing to exercise a different remedy. The parties have agreed to the alternative remedies provided herein in part because they recognize that the choice of remedies in the event of a default hereunder will necessarily be and should properly be a matter of good faith business judgment, which the passage of time and events may or may not prove to have been the best choice to maximize recovery by Lender at the lowest cost to Borrower and/or Guarantors. It is the intention of the parties that such good faith choice by Lender be given conclusive effect regardless of such subsequent developments.

            All sums payable under this Guaranty shall be payable (i) within fifteen (15) days after demand thereof if no other date or time period for payment is specified therein, and (ii) without reduction for any offset, claim, counterclaim or defense.

      3. Each Guarantor does hereby (a) waive notice of acceptance of this Guaranty by Lender and any and all notices and demands of every kind which may be required to be given by any statute, rule or law, (b) agree to refrain from asserting, until after repayment in full of the Loan, any defense, right of set-off, right of recoupment or other claim which any Guarantor may have against Borrower, (c) waive any defense, right of set-off, right of recoupment or other claim which any Guarantor or Borrower may have against Lender or the holder of the Note, (d) waive any and all rights any Guarantor may have under any anti-deficiency statute or other similar protections, (e) prior to the indefeasible payment in full of the Indebtedness, waive all rights at law or in equity to seek subrogation, contribution, indemnification or any other form of reimbursement or repayment from Borrower or any other person or entity now or hereafter primarily or secondarily liable for any of the Indebtedness, (f) waive presentment for payment, demand for payment, notice of nonpayment or dishonor, protest and notice of protest, diligence in collection and any and all formalities which otherwise might be legally required to charge Guarantors with liability, (g) waive the benefit of all appraisement, valuation, marshalling, forbearance, stay, extension, moratorium laws in effect, (h) waive any defense based on the incapacity, lack of authority, death or disability of any other person or entity or the failure of Lender to file or enforce a claim against the estate of any other person or entity in any administrative, bankruptcy or other proceeding, (i) waive any defense based on an election of remedies by Lender, whether or not such election may affect in any way the recourse, subrogation or other rights of either Guarantor against the Borrower, any other guarantor or any other person in connection with the Indebtedness, (j) waive any failure by Lender to inform any Guarantor of any facts Lender may now or hereafter know about Borrower, the Projects, the Loan, or the transactions contemplated by the Loan Agreement, it being understood and agreed that Lender has no duty so to inform and that each Guarantor is fully responsible for being and remaining informed by Borrower of all circumstances bearing on the risk of nonperformance of Borrower's obligations, (k) waive any defense based on the failure of the Lender to (i) provide notice to Guarantors of a sale or other disposition (including any collateral sale pursuant to the Uniform Commercial Code) of any of the security for any of the Indebtedness, or (ii) conduct such a sale or disposition in a commercially reasonable manner, (l) waive any defense based on the negligence of the Lender in administering the Loan (including, but not limited to, the failure to perfect any security interest in any collateral for the Loan), or taking or failing to take any action in connection therewith, or based on the federal Equal Credit Opportunity Act and applicable regulations or the Equal Credit Opportunity Act and applicable regulations of any state, (m) waive the defense of expiration of any statute of limitations affecting the liability of Guarantor hereunder or the enforcement hereof, (n) waive any right to file any "Claim" (as defined below) as part of, and any right to request consolidation of any action or proceeding relating to a Claim with, any action or proceeding filed or maintained by Lender to collect any indebtedness of Guarantors to Lender hereunder or to exercise any rights or remedies available to Lender under the Financing Documents, at law, in equity or otherwise, (o) agree that the Lender shall have no obligation to obtain, perfect or retain a security interest in any property to secure any of the Indebtedness or this Guaranty (including any mortgage or security interest contemplated by the Loan Documents), or to protect or insure any such property,
(p) waive any obligation Lender may have to disclose to Guarantors any facts the Lender now or hereafter may know or have reasonably available to it regarding the Borrowers or their financial condition, whether or not the Lender has a reasonable opportunity to communicate such facts or has reason to believe that any such facts are unknown to Guarantors or materially increase the risk to Guarantors beyond the risk Guarantors intend to assume hereunder, and (q) agree that the Lender shall not be liable in any way for any decrease in the value or marketability of any property securing any of the Indebtedness which may result from any action or omission of the Lender in enforcing any part of this Guaranty or any portion of the Loan. Credit may be granted or continued from time to time by Lender to Borrower without notice to or authorization from Guarantors, regardless of the financial or other condition of Borrower at the time of any such grant or continuation. Lender shall have no obligation to disclose or discuss with Guarantors its assessment of the financial condition of Borrower. Each Guarantor acknowledges that no representations of any kind whatsoever have been made by Lender. No modification or waiver of any of the provisions of this Guaranty shall be binding upon Lender except as expressly set forth in a writing duly signed and delivered by Lender. For purposes of this section, the term "Claim" shall mean any claim, action or cause of action, defense, counterclaim, set-off or right of recoupment of any kind or nature against the Lender, its officers, directors, employees, agents, members, actuaries, accountants, trustees or attorneys, or any affiliate of the Lender in connection with the making, closing, administration, collection or enforcement by the Lender of the indebtedness evidenced by the Note or the obligations evidenced by the Loan Documents (including this Guaranty).

      4. Each Guarantor further agrees that Guarantors' liability as guarantor shall not be impaired or affected by any renewals or extensions which may be made from time to time, with or without the knowledge or consent of Guarantors, of the time for payment of interest or principal under the Note or by any forbearance or delay in collecting interest or principal under the Note, or by any waiver by Lender under the Loan Agreement, any Mortgage, the Pledge or any other Loan Document, or by Lender's failure or election not to pursue any other remedies it may have against Borrower or any Guarantor, or by any change or modification in the Note, Loan Agreement, any Mortgage, the Pledge or any other Loan Document, or by the acceptance by Lender of any additional security or any increase, substitution or change therein, or by the release by Lender of any security or any withdrawal thereof or decrease therein, or by the application of payments received from any source to the payment of any obligation other than the Indebtedness even though Lender might lawfully have elected to apply such payments to any part or all of the Indebtedness, it being the intent hereof that, Guarantors shall remain liable for the payment of the Indebtedness until the Indebtedness has been paid in full, notwithstanding any act or thing which might otherwise operate as a legal or equitable discharge of a surety. Guarantors further understand and agree that Lender may at any time enter into agreements with Borrower to amend and modify and/or increase the principal amount of, interest rate applicable to or other economic and non-economic terms of the Note, Loan Agreement, any Mortgage, the Pledge or other Loan Documents, and may waive or release any provision or provisions of the Note, Loan Agreement, any Mortgage, the Pledge or any other Loan Document, and, with reference to such instruments, may make and enter into any such agreement or agreements as Lender and Borrower may deem proper and desirable, without in any manner impairing or affecting this Guaranty or any of Lender's rights hereunder or Guarantors' obligations hereunder and Guarantors' obligations hereunder shall apply to the Note, Loan Agreement, Mortgages and other Loan Documents as so amended, modified, extended, renewed or increased.

      5. This is an absolute, present and continuing guaranty of payment and not of collection. Guarantors agree that this Guaranty may be enforced by Lender without the necessity at any time of resorting to or exhausting any other security or collateral given in connection herewith or with the Note, Loan Agreement, any Mortgage, the Pledge or any of the other Loan Document through foreclosure or sale proceedings, as the case may be, under any Mortgage, the Pledge or otherwise, or resorting to any other guaranties, and each Guarantor hereby waives any right to require Lender to join Borrower in any action brought hereunder or to commence any action against or obtain any judgment against Borrower or to pursue any other remedy or enforce any other right. Guarantors further agree that nothing contained herein or otherwise shall prevent Lender from pursuing concurrently or successively all rights and remedies available to it at law and/or in equity or under the Note, Loan Agreement, any Mortgage, the Pledge or any other Loan Document, and the exercise of any of Lender's rights or the completion of any of Lender's remedies shall not constitute a discharge of any Guarantor's obligations hereunder, it being the purpose and intent of Guarantors that the obligations of Guarantors hereunder shall be absolute, independent and unconditional under any and all circumstances whatsoever. None of Guarantors' obligations under this Guaranty or any remedy for the enforcement thereof shall be impaired, modified, changed or released in any manner whatsoever by any impairment, modification, change, release or limitation of the liability of Borrower under the Note, Loan Agreement, the Mortgages, the Pledge or other Loan Document or by reason of the bankruptcy of Borrower or by reason of any creditor or bankruptcy proceeding instituted by or against Borrower. This Guaranty shall continue to be effective or be reinstated (as the case may be) if at any time payment of all or any part of any sum payable pursuant to the Note, Loan Agreement, the Mortgages, the Pledge or any other Loan Document is rescinded or otherwise required to be returned by Lender upon the insolvency, bankruptcy, dissolution, liquidation, or reorganization of Borrower, or upon or as a result of the appointment of a receiver, intervenor, custodian or conservator of or trustee or similar officer for, Borrower or any substantial part of its property, or otherwise, all as though such payment to Lender had not been made, regardless of whether Lender contested the order requiring the return of such payment. In the event of the foreclosure of any Mortgage or the Pledge and of a deficiency, Guarantors hereby promise and agree forthwith to pay the amount of such deficiency notwithstanding the fact that recovery of said deficiency against Borrower would not be allowed by applicable law; however, the foregoing shall not be deemed to require that

Lender institute foreclosure proceedings or otherwise resort to or exhaust any other collateral or security prior to or concurrently with enforcing this Guaranty.

      6. In the event Lender or any holder of the Note shall assign the Note to any lender or other entity to secure a loan from such lender or other entity to Lender or such holder for an amount not in excess of the amount which will be due, from time to time, from Borrower to Lender under the Note with interest not in excess of the rate of interest which is payable by Borrower to Lender under the Note, Guarantors will accord full recognition thereto and agree that all rights and remedies of Lender or such holder hereunder shall be enforceable against Guarantors by such lender or other entity with the same force and effect and to the same extent as would have been enforceable by Lender or such holder but for such assignment; provided, however, that unless Lender shall otherwise consent in writing, Lender shall have an unimpaired right, prior and superior to that of its assignee or transferee, to enforce this Guaranty for Lender's benefit to the extent any portion of the Indebtedness or any interest therein is not assigned or transferred.

      7. If: (a) this Guaranty is placed in the hands of an attorney for collection or is collected through any legal proceeding; (b) an attorney is retained to represent Lender in any bankruptcy, reorganization, receivership, or other proceedings affecting creditors' rights and involving a claim under this Guaranty; (c) an attorney is retained to provide advice or other representation with respect to this Guaranty; or (d) an attorney is retained to represent Lender in any proceedings whatsoever in connection with this Guaranty and Lender prevails in any such proceedings, then Guarantors shall pay to Lender upon demand all attorney's fees, costs and expenses incurred in connection therewith (all of which are referred to herein as "ENFORCEMENT COSTS"), in addition to all other amounts due hereunder, regardless of whether all or a portion of such Enforcement Costs are incurred in a single proceeding brought to enforce this Guaranty as well as the other Loan Documents.

      8. The parties hereto intend and believe that each provision in this Guaranty comports with all applicable local, state and federal laws and judicial decisions. However, if any provision or provisions, or if any portion of any provision or provisions, in this Guaranty is found by a court of law to be in violation of any applicable local, state or federal ordinance, statute, law, administrative or judicial decision, or public policy, and if such court should declare such portion, provision or provisions of this Guaranty to be illegal, invalid, unlawful, void or unenforceable as written, then it is the intent of all parties hereto that such portion, provision or provisions shall be given force to the fullest possible extent that they are legal, valid and enforceable, that the remainder of this Guaranty shall be construed as if such illegal, invalid, unlawful, void or unenforceable portion, provision or provisions were not contained therein, and that the rights, obligations and interest of Lender or the holder of the Note under the remainder of this Guaranty shall continue in full force and effect.

      9. TO THE GREATEST EXTENT PERMITTED BY LAW, EACH GUARANTOR HEREBY WAIVES ANY AND ALL RIGHTS TO REQUIRE MARSHALLING OF ASSETS BY LENDER. WITH RESPECT TO ANY SUIT, ACTION OR PROCEEDINGS RELATING TO THIS GUARANTY (EACH, A "PROCEEDING"), LENDER (BY ITS ACCEPTANCE HEREOF) AND EACH

GUARANTOR IRREVOCABLY (A) SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS HAVING JURISDICTION IN THE CITY OF CHICAGO, COUNTY OF COOK AND STATE OF ILLINOIS, AND (B) WAIVES ANY OBJECTION WHICH IT MAY HAVE AT ANY TIME TO THE LAYING OF VENUE OF ANY PROCEEDING BROUGHT IN ANY SUCH COURT, WAIVE ANY CLAIM THAT ANY PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM AND FURTHER WAIVE THE RIGHT TO OBJECT, WITH RESPECT TO SUCH PROCEEDING, THAT SUCH COURT DOES NOT HAVE JURISDICTION OVER SUCH PARTY. NOTHING IN THIS GUARANTY SHALL PRECLUDE LENDER FROM BRINGING A PROCEEDING IN ANY OTHER JURISDICTION NOR WILL THE BRINGING OF A PROCEEDING IN ANY ONE OR MORE JURISDICTIONS PRECLUDE THE BRINGING OF A PROCEEDING IN ANY OTHER JURISDICTION. LENDER AND EACH GUARANTOR FURTHER AGREE AND CONSENT THAT, IN ADDITION TO ANY METHODS OF SERVICE OF PROCESS PROVIDED FOR UNDER APPLICABLE LAW, ALL SERVICE OF PROCESS IN ANY PROCEEDING IN ANY ILLINOIS STATE OR UNITED STATES COURT SITTING IN THE CITY OF CHICAGO AND COUNTY OF COOK MAY BE MADE BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO THE APPLICABLE PARTY AT THE ADDRESS INDICATED BELOW, AND SERVICE SO MADE SHALL BE COMPLETE UPON RECEIPT; EXCEPT THAT IF SUCH PARTY SHALL REFUSE TO ACCEPT DELIVERY, SERVICE SHALL BE DEEMED COMPLETE FIVE (5) DAYS AFTER THE SAME SHALL HAVE BEEN SO MAILED.

      10. (a) Any indebtedness of Borrower to Guarantor (including, but not limited to, any right of a Guarantor to a return of any capital contributed to a Borrower), whether now or hereafter existing is hereby subordinated to the payment of the Indebtedness and the Enforcement Costs. Guarantors agrees that, until the entire Indebtedness has been paid in full, no Guarantor will seek, accept, or retain for its own account, any payment from Borrower on account of such subordinated debt. Any payments to any Guarantor on account of such subordinated debt shall be collected and received by such Guarantor in trust for Lender and shall be paid over to Lender on account of the Indebtedness without impairing or releasing the obligations of Guarantors hereunder.

          (b) Guarantors shall promptly file in any bankruptcy or other proceeding in which the filing of claims is required by law, all claims and proofs of claims that Guarantors may have against the Borrower or any other guarantor and does hereby assign to the Lender or its nominee (and will, upon request of Lender, reconfirm in writing the assignment to Lender or its nominee
of) all rights of Guarantors under such claims. If Guarantors do not file any such claim, Lender, as attorney-in-fact for Guarantors, is hereby irrevocably authorized to do so in the name of each Guarantor, or in Lender's discretion, to assign the claim to a designee and cause proof of claim to be filed in the name of Lender's designee. In all such cases, whether in administration, bankruptcy or otherwise, the person or persons authorized to pay such claim shall pay to Lender the full amount thereof and, to the full extent necessary for that purpose, each Guarantor hereby assigns to the Lender all of such Guarantor's rights to any such payments or distributions to which such Guarantor would otherwise be entitled, such assignment being a present and irrevocable assignment of all such rights.

            (c) In the event (1) any of the Borrower or any other guarantor shall (i) file voluntarily or be filed against involuntarily for protection under the U.S. Bankruptcy Code or any other present or future federal or state act or law relating to bankruptcy, insolvency, or other relief for debtors, (ii) have sought or consented to or acquiesced in the appointment of any trustee, receiver, conservator, or liquidator, or (iii) be the subject of any order, judgment, or decree entered by any court of competent jurisdiction approving a petition filed against such party for any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future federal or state act or law relating to bankruptcy, insolvency, or relief for debtors, and (b) the automatic stay imposed by the applicable provisions of the U.S. Bankruptcy Code, as amended, or under any other applicable law, against the exercise of the rights and remedies otherwise available to creditors of the Borrower or such other guarantor is deemed by the court having jurisdiction to apply to Guarantors so that Guarantors are not permitted to pay Lender the Indebtedness and/or Lender may not immediately enforce the terms of this Guaranty or exercise such other rights and remedies against Guarantors as would otherwise be provided by law, Lender shall immediately be entitled, and each Guarantor hereby consents, to relief from such stay, and each Guarantor hereby authorizes and directs Lender to present this Guaranty to the applicable court to evidence this agreement and consent.

      11. Any amounts received by Lender from any source on account of the Loan may be utilized by Lender for the payment of the Indebtedness and any other obligations of Borrower to Lender in such order as Lender may from time to time elect. Additionally, if the indebtedness guaranteed hereby is less than the full indebtedness evidenced by the Note, all rents, proceeds and avails of the Projects, including proceeds of realization of Lender's collateral, shall be deemed applied on the indebtedness of Borrower to Lender that is not guaranteed by Guarantors until such unguaranteed indebtedness of Borrower to Lender has been fully repaid before being applied upon the indebtedness guaranteed by Guarantors.

      12. (a) It is expressly agreed that time is of the essence of this Guaranty and every covenant and provision hereof, and that any of the following shall be an "EVENT OF DEFAULT" under this Guaranty:

            (i) the dissolution of either Guarantor;

            (ii) any "INSOLVENCY EVENT" (as defined below) with respect to either Guarantor;

            (iii) any failure by either Guarantor and/or Borrower to make any payment when due hereunder or under the Note or any of the other Loan Documents (beyond any applicable notice and/or grace period, if any), or the occurrence of any other default with respect to any other obligation of or covenant by a Guarantor and/or Borrower under this

Guaranty, the Note or any of the other Loan Documents (beyond any applicable notice and/or grace period, if any); or

            (iv) any material inaccuracy in any representation or warranty made by either Guarantor, or any material omission of either Guarantor, in connection with its financial condition prior or subsequent to the date of this Guaranty, or any material inaccuracy in any representation or warranty made by either Guarantor in this Guaranty or in any other Loan Document.

            (b) Upon the occurrence of any Event of Default under this Guaranty, there shall be deemed to have occurred a default and an "EVENT OF DEFAULT" (as that term is used in any of the other Loan Documents) under each of the other Loan Documents, regardless of whether or not any portion of the Indebtedness may then be due and payable.

            (c) The term "INSOLVENCY EVENT" shall mean any of the following: either Guarantor makes an assignment for the benefit of creditors, offers a composition or extension to creditors, or makes or sends notice of an intended bulk sale of any business or assets now or hereafter conducted or owned by such Guarantor; either Guarantor files a petition in bankruptcy; either Guarantor is adjudicated insolvent or bankrupt, or petitions or applies to any tribunal for any receiver of or any trustee for itself or any substantial part of its property; either Guarantor commences any proceeding relating to itself under any reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; any such proceeding is commenced against either Guarantor and such proceeding remains undismissed for a period of sixty (60) days; either Guarantor by any act indicates its consent to, approval of, or acquiescence in, any such proceeding or the appointment of any receiver of or any trustee for such Guarantor or any substantial part of its property, or suffers any such receivership or trusteeship to continue undischarged for a period of sixty (60) days.

            (d) All grace periods under the Note, this Guaranty and/or the other Loan Documents shall run concurrently such that once any grace period has expired without the curing of the default in question, Lender shall be entitled to exercise any and all of the rights and remedies granted under the Note, this Guaranty and the other Loan Documents without the necessity of issuing any further notice or the granting of any further grace periods.

      13. EACH GUARANTOR AND LENDER (BY ITS ACCEPTANCE HEREOF) EACH KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY CLAIM, CONTROVERSY, DISPUTE, ACTION OR PROCEEDING ARISING OUT OF OR RELATED TO THIS GUARANTY AND THE OTHER LOAN DOCUMENTS (INCLUDING WITHOUT LIMITATION ANY ACTIONS OR PROCEEDINGS FOR ENFORCEMENT OF THE LOAN DOCUMENTS) AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. GUARANTORS AND LENDER ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH OF THEM HAS RELIED ON THIS WAIVER IN ENTERING INTO

THIS GUARANTY AND THE OTHER LOAN DOCUMENTS AND THAT EACH OF THEM WILL CONTINUE TO RELY ON THIS WAIVER IN THEIR RELATED FUTURE DEALINGS. EACH GUARANTOR AND LENDER EACH WARRANT AND REPRESENT THAT EACH HAS HAD THE OPPORTUNITY OF REVIEWING THIS JURY WAIVER WITH LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS.

      14. Any notice, demand, request or other communication which any party hereto may be required or may desire to give hereunder shall be in writing and shall be deemed to have been properly given (a) if hand delivered, when delivered; (b) if mailed by United States Certified Mail (postage prepaid, return receipt requested), three (3) Business Days after mailing (c) if by FedEx or other reliable overnight courier service, on the next Business Day after delivered to such courier service or (d) if by facsimile on the day of transmission, if before 3:00 p.m. (Chicago Time) on a Business Day so long as copy is sent on the same day by overnight courier as set forth below:

Guarantors:      c/o Alterra Healthcare Corporation
                 6737 W. Washington Street, Suite 2300
                 Milwaukee, Wisconsin 53214
                 Attention: Chief Financial Officer
                 Telephone: 414-918-5000
                 Facsimile: 414-918-5055

With a copy to:  Rogers & Hardin
                 2700 International Tower, Peachtree Center
                 229 Peachtree Street
                 Atlanta, Georgia 30303
                 Attention: Carolyn B. Dobbins
                 Telephone: 404-522-4700
                 Facsimile: 404-525-2224

Lender:          Merrill Lynch Capital, a Division of
                   Merrill Lynch Business Financial Services Inc.
                 222 N. LaSalle Street - 18th Floor
                 Chicago, Illinois  60601
                 Attention: Vice President, Portfolio Manager
                 Telephone: 312-499-3128
                 Facsimile: 312-499-3026

With a copy to:  Merrill Lynch Capital, a Division of
                   Merrill Lynch Business Financial Services Inc.
                 7700 Wisconsin Avenue, Suite 400
                 Bethesda, Maryland  20814
                 Attention: Vice President, Portfolio Manager
                 Telephone: 301-907-2200
                 Facsimile: 301-907-2206
or at such other address as the party to be served with notice may have furnished in writing to the party seeking or desiring to serve notice as a place for the service of notice. Any notice or demand delivered to the person or entity named above to accept notices and demands for such party shall constitute notice or demand duly delivered to such party, even if delivery is refused.

      15. To induce Lender to make the Loan, Guarantors make the following representations and warranties to Lender set forth in this Section. Guarantors acknowledge that but for the truth and accuracy of the matters covered by the following representations and warranties, Lender would not have agreed to make the Loan.

            (a) Each Guarantor is duly formed, validly existing, and in good standing in its state of organization and has qualified to do business and is in good standing in any state in which it is necessary in the conduct of its business.

            (b) Each Guarantor maintains an office at the address set forth for such party in Section 14.

            (c) Any and all balance sheets, net worth statements, and other financial data with respect to Guarantors which have heretofore been given to Lender by or on behalf of any Guarantor fairly and accurately present the financial condition of such Guarantor in all material respects as of the respective dates thereof.

            (d) The execution, delivery, and performance by Guarantors of this Guaranty does not and will not contravene or conflict with (i) any Laws, order, rule, regulation, writ, injunction or decree now in effect of any Government Authority, or court having jurisdiction over any Guarantor,
      (ii) any contractual restriction binding on or affecting any Guarantor or any Guarantor's property or assets which may adversely affect Guarantors' ability to fulfill their obligations under this Guaranty, (iii) the instruments creating any trust holding title to any assets included in any Guarantor's financial statements, or (iv) the organizational or other documents of any Guarantor.

            (e) This Guaranty creates legal, valid, and binding obligations of Guarantors enforceable in accordance with its terms.

            (f) Except as disclosed in writing to Lender, there is no action, proceeding, or investigation pending or, to the knowledge of any Guarantor, threatened or affecting any Guarantor, which may adversely affect Guarantors' ability to fulfill their obligations under this Guaranty. There are no judgments or orders for the payment of money rendered against any Guarantor for an amount in excess of $100,000.00 that have been undischarged for a period of ten (10) or more consecutive days and the enforcement of which is not stayed by reason of a pending appeal or otherwise other than the payments to be made to unsecured creditors pursuant to Alterra's Plan of Reorganization, which payments shall not exceed $5,000,000 in aggregate. No Guarantor is in default under any agreements which may adversely affect Guarantors' ability to fulfill its obligations under this Guaranty.

            (g) The ownership chart attached hereto as Exhibit A is true, complete and correct.

            (h) All statements set forth in the Recitals are true and correct.

            All of the foregoing representations and warranties shall be deemed remade on the date of the first disbursement of Loan proceeds, on the date of each advance of Loan proceeds, and upon any extension of the Loan pursuant to the Loan Agreement. Guarantors hereby agree to indemnify, defend and hold Lender free and harmless from and against all loss, cost, liability, damage, and expense, including attorney's fees and costs, which Lender may sustain by reason of the inaccuracy or breach of any of the foregoing representations and warranties as of the date the foregoing representations and warranties are made and are remade.

      16. Guarantors hereby covenant and agree as follows that, at all times while this Guaranty or the Indebtedness remains outstanding:

            (a) Alterra shall not incur any indebtedness to any of its shareholders or Affiliates (including, without limitation, any obligation to pay dividends (other than cash dividends paid not more than ten (10) days following their declaration) or to make payments of any other kind); provided, Alterra shall not declare or pay any dividends at any time any Event of Default is continuing under the Loan Documents.

            (b) Alterra shall maintain unrestricted cash and/or availability under lines of credit or revolving loan agreements reasonably acceptable to Lender in the aggregate amount of at least $10,000,000.00 (the "UNRESTRICTED CASH"); provided, however, that if the Fixed Charge Coverage Ratio for any two consecutive calendar quarters is equal to or greater than 1.10:1.0 then the amount of Unrestricted Cash Alterra is required to maintain during the following calendar quarter pursuant to this paragraph shall be reduced to $8,000,000.00; and provided further, that such availability under a line of credit or revolving loan agreement shall only be taken into account in computing Unrestricted Cash if Alterra may then borrower such amounts under such credit facilities without the need for any separate approval or any waiver of any condition under the terms of such credit facilities. All Unrestricted Cash shall be maintained in money market or deposit accounts or certificates of deposit in the name of Alterra, which accounts or certificates shall not be subject to control agreements or otherwise be subject to any liens. Unrestricted Cash shall not include any funds constituting a security deposit or refundable portion of any move-in or entrance fee with respect to any resident of any assisted living facility and/or alzheimer's care facility (each, a "FACILITY"), a reserve or security for any obligation. For purposes of this Section 16(b), Fixed Charge Coverage Ratio shall be determined as provided in Section 16(c) below, except that instead of being determined prospectively (as provided in Section 16(c)), it shall for this purpose be determined by Lender quarterly based on a trailing three month basis.

            (c) Alterra shall not enter into or permit a Fixed Charge Coverage Event to occur, unless on a prospective basis taking into account the prospective Fixed Charge Coverage Event, Lender reasonably determines that Alterra's Fixed Charge Coverage Ratio will be equal to or greater than 1:1. As used herein, "FIXED CHARGE COVERAGE RATIO" shall mean the ratio, as reasonably calculated by Lender on a prospective basis to take into account the proposed Fixed Charge Coverage Event and otherwise as reasonably determined by Lender, of (x) Alterra's annual net income before interest, income taxes, depreciation, amortization and rent calculated on a consolidated basis in accordance with GAAP, but after deducting applicable management fees and capital expenditures ("ADJUSTED EBITDAR") to (y) all lease payments (including payments under capitalized leases) coming due, interest expense and scheduled principal amortization for a one-year period. As used herein, "FIXED CHARGE COVERAGE EVENT" shall mean any (i) dividend or other distribution of any kind by Alterra to Alterra's shareholders (except only dividends of approximately $75,000,000 (as adjusted as described in clause (i)(z) below) necessary for FEBC-ALT Investors LLC to repay (x) the loan made by the class A member of FEBC-ALT Investors LLC (the "CLASS A MEMBER") to FEBC-ALT Investors LLC, (y) the capital investment of the Class A Member in FEBC-ALT Investors LLC and (z) the interest on such loan and the preferred return on such capital investment to the Class A Member), (ii) asset acquisition (or series of related asset acquisitions which, in aggregate for all such related acquisitions, is) of $10,000,000 or more (provided, construction of expansion space at existing facilities will not be considered an asset acquisition for this purpose), (iii) any sale-leaseback transaction (or series of related sale-leaseback transactions) where the sale price (or aggregate sale price for all such related sale-leaseback transactions) is $10,000,000 or more, (iv) incurrence of any debt for borrowed money (other than refinancing existing debt) or (v) incurrence of any lease obligations (other than (A) renewals or extensions of existing leases pursuant to options to do so in the existing leases, (B) intercompany leases among Alterra and its direct or indirect subsidiaries and (C) leases necessary for governmental compliance), whether or not such leases are capitalized. For all purposes of this Section 16(c), only payments actually due under leases shall be taken into account, and not so-called "straight-lined" lease payments for GAAP purposes.

      17. Guarantors shall deliver or cause to be delivered to Lender all of the Guarantor financial statements to be delivered in accordance with the terms of the Loan Agreement. If either Guarantor shall become insolvent or seek protection under insolvency laws or proceedings, or any application shall be made to have either Guarantor declared bankrupt or insolvent, or a receiver or trustee shall be appointed for either Guarantor or for all or a substantial part of the property of either Guarantor, or either Guarantor shall make an assignment for the benefit of creditors, notice of such occurrence or event shall be promptly furnished to the Lender by Guarantors.

      18. This Guaranty shall be binding upon the heirs, executors, legal and personal representatives, successors and assigns of each Guarantor and shall not be discharged in whole or in part by dissolution of any Guarantor.

      19. THIS GUARANTY, THE NOTE, AND ALL OTHER INSTRUMENTS EVIDENCING AND SECURING THE LOAN SECURED HEREBY WERE NEGOTIATED IN THE STATE OF ILLINOIS, AND DELIVERED BY GUARANTORS OR BORROWER, AS APPLICABLE, AND ACCEPTED BY LENDER IN THE STATE OF ILLINOIS, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND THE UNDERLYING TRANSACTIONS EMBODIED HEREBY. IN ALL RESPECTS, INCLUDING, WITHOUT LIMITATION, MATTERS OF CONSTRUCTION OF THE IMPROVEMENTS AND PERFORMANCE OF THIS GUARANTY AND THE OBLIGATIONS ARISING HEREUNDER, THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF ILLINOIS APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN SUCH STATE AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

      20. Lender shall be entitled to honor any request for Loan proceeds made by Borrower and shall have no obligation to see to the proper disposition of such advances. Guarantors agree that their obligations hereunder shall not be released or affected by reason of any improper disposition by Borrower of such Loan proceeds.

      21. This Guaranty may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

      22. The obligations under the Guaranty shall be the joint and several obligations and liabilities of all Guarantors. Hence, each Guarantor shall be primarily and directly liable for all obligations under this Guaranty. Signature Page to Senior Guaranty.

            IN WITNESS WHEREOF, Guarantors have delivered this Guaranty in the State of Illinois as of the date first written above.

                                    ALTERRA:

                                    ALTERRA HEALTHCARE CORPORATION,
                                    a Delaware corporation

                                    By: /s/ Mark Ohlendorf
                                        ----------------------------------------
                                            Mark Ohlendorf, President

                                    HOLDING:

                                    AHC PURCHASER HOLDING INC.,
                                    a Delaware corporation

                                    By: /s/ Mark Ohlendorf
                                        ----------------------------------------
                                            Mark Ohlendorf, Vice President

Signature Page to Senior Guaranty

                                    EXHIBIT A

                                 OWNERSHIP CHART

                                    Attached.